                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                              ANGLIAN ASH LIMITED*

1.   The name of the Company is ANGLIAN ASH LIMITED.

2.   The registered office of the Company will be situate in England and Wales.

3.   The objects for which the Company is established are:-

(A)  To carry  on,  participate  in,  undertake  and  perform  all or any of the businesses  of general  merchants  and  traders,  cash and credit  traders,
     manufacturers'   agents  and   representatives,   insurance   brokers   and
     consultants,  estate  and  advertising  agents  and  contractors,  mortgage brokers,  financial agents,  advisers,  managers and  administrators,  hire purchase and general  financiers,  brokers and agents,  commission  agents, marketing and business  consultants,  general  storekeepers,  warehousemen, discount traders, mail order specialists,  railway, shipping and forwarding agents,  shippers,  traders,  capitalists  and  financiers  either  on  the
     Company's own account or otherwise,  printers and  publishers;  haulage and transport contractors, garage proprietors, operators, hirers and letters on hire of, and dealers in motor and other vehicles,  craft, plant, machinery, tools and equipment of all kinds,  importers and exporters,  manufacturers, retailers,  wholesalers, buyers, sellers, distributors and shippers of, and dealers in all products,  goods,  wares,  merchandise  and produce of every description, to participate in, undertake,  perform and carry on all or any kinds of  commercial,  industrial,  trading and  financial  operations  and enterprises;  to purchase or otherwise acquire and take over any businesses or undertakings  which may be deemed expedient,  or to become interested in and to  carry  on or  dispose  of,  remove  or put  an end to the  same  or otherwise deal with any such  businesses or  undertakings as may be thought desirable.

(B)  To carry on any other  business  or trade which in the opinion of the Board of Directors may be conveniently or advantageously carried on in connection with  or as  ancillary  to any of the  above  businesses  or be  calculated directly or indirectly to enhance the value of or render  profitable any of the property of the Company or to further any of its objects.

(C)  To purchase,  take  options  over,  take on lease or in  exchange,  hire or otherwise  acquire  and hold for any  estate  or  interest  whatsoever  any
     movable  or  immovable   property,   whether  tangible  or  intangible  and
     wheresoever  situate,  which the Board of Directors may think  necessary or convenient for the purposes of the business of the Company, and to improve, manage,  construct,  repair,  develop,  exchange, let on lease or otherwise deal with all or any part of the property and rights of the Company.

(D)  To build, construct, maintain, develop, alter, enlarge, improve, pull down, remove or replace any buildings, works, roads, railways, tramways, sidings,
     bridges,   reservoirs,   shops,  stores,  factories,  plant  and  machinery
     necessary  or  convenient  for the business of the Company and to join with any person, firm or company in doing any of the things aforesaid.

(E)  To borrow or raise or secure the repayment of moneys raised or borrowed for the  purposes of or in  connection  with the business of the Company in any manner  and in  particular  to issue  and  deposit  any  mortgage,  charge, standard security, lien or other security upon the whole or any part of the
     Company's  undertaking,  property  or assets  (whether  present  or future)
     including its uncalled capital (if any) and to issue at par or at a premium or  discount,  and for such  consideration  and with  and  subject  to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture  stock,  either  permanent or  redeemable  or  repayable,  and collaterally  or further to secure any securities of the Company by a trust deed or other assurance.

(F)  To issue and deposit any securities which the Company has power to issue by way of  mortgage  to secure  any sum less than the  nominal  amount of such securities and also by way of security or guarantee for the  performance by the Company or any other person firm or company  having  dealings  with the
     Company or in whose  business or  undertakings  the  Company is  interested whether  directly or  indirectly  of any contract or  liability  undertaken thereby or which may become binding thereon as the case may be.

(G)  To lend  and  advance  money  or give  credit  on such  terms  as may  seem expedient and with or without  security to customers  and others,  to enter into  guarantees,  contracts of indemnity and  suretyships of all kinds, to receive money on deposit or loan upon any terms, to secure or guarantee the payment of any sums of money or the  performance  of any  obligation by any company, firm or person including any holding company, subsidiary or fellow subsidiary  company in any  manner,  and  generally  to act as bankers  for customers and others.

(H)  To receive  money on deposit  or loan upon such  terms as the  Company  may approve,  and to give guarantees or become security for the obligations and contracts of any person,  firm or company  including  the  obligations  and contracts of customers.

(I)  To invest and deal with the moneys of the Company not immediately  required for the purpose of its business in or upon such  investments and securities and in such manner as may from time to time be considered expedient.

(J)  To acquire or undertake  the whole or any part of the  business,  goodwill, property,  assets and liabilities of any person,  firm, or company carrying on or  proposing  to carry on any of the  businesses  which the  Company is authorised to carry on or which can be carried on in conjunction  therewith or which are capable of being  conducted  so as directly or  indirectly  to benefit the Company.

(K)  To apply for and take out,  register,  purchase,  or by other means acquire and protect,  prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes or information,  trade marks,  designs,  protections and concessions and to disclaim,  alter,  modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same whether exclusive or non-exclusive,  and to expend  money in  experimenting  upon,  testing  and improving  any patents,  inventions or rights which the Company may acquire or propose to acquire.

(L)  To draw, make,  accept,  endorse,  discount,  negotiate,  execute and issue cheques,  bills of  exchange,  promissory  notes,  bills of lading,  scrip, warrants, debentures and other negotiable or transferable instruments.

(M)  To apply for, promote, and obtain any Act of Parliament,  order, or licence of the  Department of Trade or other  authority for enabling the Company to carry any of its objects into effect or for effecting any  modification  of the  Company's  constitution,  or for any  other  purpose  which  may  seem calculated directly or indirectly to promote the Company's  interests,  and to  oppose  any  proceedings  or  applications  which  may seem  calculated directly or indirectly to prejudice the Company's interests.

(N)  To enter  any  arrangements  with any  government  or  authority  (supreme, municipal,  local,  or otherwise) that may seem conducive to the attainment of the  Company's  objects  or any of  them,  and to  obtain  from any such government  or authority  any  charters,  decrees,  rights,  privileges  or concessions  which  the  Company  may  think  desirable  and to carry  out, exercise, and comply with any such charters,  decrees, rights,  privileges, and concessions.

(O)  To enter into any partnerships or joint-purchase arrangement or arrangement for sharing profits,  union of interests or co-operation  with any company, firm or person carrying on or proposing to carry on any business which this
     Company is authorised to carry on or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to acquire and hold, sell, deal with or dispose of shares, stock or securities of any such  company,  firm or person and to  guarantee  the  contracts  or liabilities of, or the payment of the dividends, interest or capital of any shares,  stock or  securities  of and to subsidise or otherwise  assist any such.

(P)  To control, manage, finance, subsidise, co-ordinate or otherwise assist any company  or  companies  in  which  the  Company  has a direct  or  indirect financial  interest,  to provide  secretarial,  administrative,  technical, commercial  and other  services  and  facilities  of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other  arrangements  which may seem  desirable  in  respect  of any business or  operations  of or generally in relation to any such company or companies.

(Q)  To  subscribe  for,  take,  purchase or  otherwise  acquire and hold shares stocks,  debentures,  debenture  stocks,  bonds  or other  interests  in or securities  of any  other  company  having  objects  altogether  or in part similar to those of the  Company or  carrying  on any  business  capable of being  carried on so as  directly or  indirectly  to benefit the Company or enhance the value of any of its property and to co-  ordinate,  finance and manage the  business  and  operations  of any  company in which the Company holds any such interest.

(R)  To  establish  finance or promote or concur in  establishing  financing  or promoting  any other  company for the purpose of acquiring the whole or any part of the business or property or undertaking  or any of the  liabilities of the Company,  or of  undertaking  any business or  operations  which may directly or indirectly appear likely to assist or benefit the Company or to enhance the value of any  property or business of the Company and to issue, place,  underwrite or guarantee the subscription of, or concur or assist in the issuing or placing,  underwriting or guaranteeing  the  subscription of shares,  debentures,  debenture stock,  bonds, stocks and securities of any company,  whether limited or unlimited or incorporated by Act of Parliament or  otherwise,  at such  times and upon such  terms  and  conditions  as to remuneration  and otherwise as may be agreed upon and to hold or dispose of such  shares or  securities  or  guarantee  the  payment of the  dividends, interest or capital of any such shares or securities issued by or any other obligations of any such company.

(S)  To sell, exchange,  lease, licence, turn to account or otherwise dispose of the  whole or any  part of the  business  property  or  undertaking  of the
     Company,  either  together or in portions  and to accept  payment  therefor either in cash, by instalments or otherwise,  or in fully or partly paid-up shares of any company or corporation  formed or to be formed for purchasing the same (with or  without  deferred  or  preferred  or  special  rights or restrictions  in respect  of  dividend,  repayment  of  capital,  voting or otherwise)  or in debentures  or mortgage  debentures  or debenture  stock, mortgages or other securities of any such company or corporation, or partly in one mode and  partly in  another,  and  generally  on such  terms as the
     Company may determine,  and to hold,  dispose of or otherwise deal with any shares, stock or securities so acquired.

(T)  To the extent permitted by law to give financial assistance for the purpose of the  acquisition of shares of the Company or of any company of which the
     Company is a subsidiary  and for the purpose of reducing or  discharging  a liability  incurred for the purpose of such an acquisition and to give such assistance by means of a gift, loan or guarantee,  indemnity, the provision of security or otherwise.

(U)  To remunerate any person, firm or company rendering services to the Company either  by cash  payment  or by the  allotment  to him or them of shares or other  securities of the Company  credited as paid up in full or in part or otherwise as may be thought expedient.

(V)  To pay all or any  expenses  incurred  in  connection  with the  promotion, formation and  incorporation  of the Company,  or of any company  formed or promoted by the Company or to contract with any person,  firm or company to
     pay  the  same,   and  to  pay   commissions  to  brokers  and  others  for
     underwriting,  placing,  selling or  guaranteeing  the  subscription of any shares or other securities of the Company.

(W)  To support or subscribe to any charitable, benevolent or useful object of a
     public   character  and  to   establish,   support  and  subscribe  to  any
     association,  institution,  society,  fund  or  club  which  may be for the benefit  of the  Company  or its  Directors,  ex-Directors,  employees,  or ex-employees  or may be connected  with any town or place where the Company carries on  business;  to give or award  pensions,  annuities,  gratuities, bonuses and  superannuation  or other  allowances or benefits or charitable aid and generally to provide  advantages,  facilities  and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company,  or of any company which is a subsidiary  of the Company or the holding  company of the Company or a fellow  subsidiary  of the Company or the  predecessors  in business of the
     Company or of any such subsidiary, holding or fellow subsidiary company and to the wives,  widows,  children and other relatives and dependants of such persons; to make payments towards insurance for the benefit of such persons as aforesaid;  and to set up, establish support and maintain superannuation and other funds or schemes (whether  contributory or non-contributory)  for the benefit of any of such persons and of their wives, widows, children and other  relatives  and  dependants;  and to set up,  establish,  support and maintain  profit  sharing,  share purchase and share option schemes for the benefit of any of the  employees or Directors of the Company or of any such subsidiary,  holding or fellow subsidiary  company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.

(X)  To distribute  among the members in specie any property of the Company,  or any proceeds of sale or disposal of any  property of the  Company,  and for such purpose to distinguish and separate  capital  profits,  but so that no distribution  amounting  to a reduction  of capital be made except with the sanction (if any) for the time being required by law.

(Y)  To procure the Company to be  registered  or  recognised in any part of the world and to do all or any of the things or matters  aforesaid  in any part of the  world and  either as  principals,  agents,  trustees,  contractors,
     sub-contractors   or  otherwise,   and  by  or  through  agents,   brokers,
     sub-contractors,  trustees or otherwise and either alone or in  conjunction with others.

(Z)  To do all such  things  as may be deemed  incidental  or  conducive  to the attainment of the Company's objects or any of them.

     The  objects  set  forth in each  sub-clause  of this  Clause  shall not be restrictively  construed  but the  widest  interpretations  shall  be given thereto,  and they  shall  not,  except  where  the  context  expressly  so requires,  be in any way limited or restricted by reference to or inference from any other object or objects set forth in such  sub-clause  or from the terms of any other sub-clause or from the name of the Company. None of such sub-clauses  or the  object or  objects  therein  specified  or the  powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers  mentioned in any other  sub-clause,  but the Company  shall have as full a  power  to  exercise  all or any  of the  objects  conferred  by and provided in each of the said  sub-clauses as if each  sub-clause  contained the  objects of a separate  company.  The word  "company"  in this  Clause, except where used in  reference to the Company,  shall be deemed to include
     any  partnership  or  other  body  of  persons,   whether  incorporated  or
     unincorporated and whether domiciled in the United Kingdom or elsewhere.

4.   The liability of the members is limited.

5.   The share  capital  of the  Company  is(pound)100  divided  into 100 shares of(pound)1 each.

* Name changed by Special Resolution passed on 19 August 1999

We, the several persons whose names and addresses are  subscribed,  are desirous of being formed into a Company in pursuance of this  Memorandum of  Association, and we  respectively  agree to take the  number of shares in the  capital of the
Company set opposite our respective names.

Names, addresses and descriptions         Number of Shares agreed
Subscribers                               to be taken by each Subscriber
-----------                               ------------------------------

Rachelle Sellek                                   One
Fitzalan House
Fitzalan Road
Cardiff
CF2 1XZ

Solicitor

Dominic Merlin Cone                               One
Fitzalan House
Fitzalan Road
Cardiff
CF2 1XZ

Solicitor

Dated the 11th day of February 1999

Witness to the above signatures:-
                                                  Dawn Gillard
                                                  Fitzalan House
                                                  Fitzalan Road
                                                  Cardiff
                                                  CF2 1XZ

                                                  Secretary